Exhbibit 99.2

FOR RELEASE IMMEDIATELY OCTOBER 5, 1999


                    COX COMMUNICATIONS AND TIME WARNER CABLE
                             RESTRUCTURE PARTNERSHIP


ATLANTA - Cox Communications, Inc. (NYSE:COX) and Time Warner Cable today announced the restructuring of TWC Cable Partners, a partnership that owns cable television systems serving Ft. Walton Beach, Florida and Staten Island, New York. Under the new partnership structure, Cox will own a controlling interest in the 73,300-customer Ft. Walton Beach system, allowing the company to consolidate the operation with its adjacent system in Pensacola. Likewise, Time Warner will own a controlling interest in the 109,500-customer Staten Island system and will consolidate it with adjacent Time Warner properties. The Florida systems also will receive an undisclosed amount of cash to be used for planned capital improvements and a reduction of indebtedness.

Since 1992, the two companies have each owned a 50% interest in the partnership, with Cox managing the Ft. Walton Beach system and Time Warner managing the Staten Island system.


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Contact:          Amy Cohn                           Mike Luftman
                  Cox Communications                 Time Warner Cable
                  404/843-5769 phone                 203/328-0613
                  888/395-1854 pager